                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

              Proxy Statement to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            AirTran Holdings, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                            AirTran Holdings, Inc.
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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

                            AIRTRAN HOLDINGS, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To the Stockholders of AirTran Holdings, Inc.:


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AirTran Holdings, Inc. (the "Company") will be held at the Georgia International Convention Center, 1902 Sullivan Road, College Park, Georgia 30337 on Thursday, May 20, 1999 at 11:00 a.m. Eastern Daylight Savings Time, for the following purposes:

     (1) To elect Directors for the ensuing year; and

     (2) To transact such other business as may properly come before the meeting.

     Holders of the Common Stock of record at the close of business on April 1, 1999, will be entitled to notice of and to vote at the meeting.

     Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly in the enclosed postage paid reply envelope. This will assist us in preparing for the meeting.


                                  By Order of the Board of Directors



                                  Leslie C. Head
                                  Secretary


April 13, 1999
Orlando, Florida

                            AIRTRAN HOLDINGS, INC.
                            9955 AirTran Boulevard
                            Orlando, Florida  32827
                                (407) 261-5600


                               PROXY STATEMENT


       This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of AirTran Holdings, Inc., a Nevada corporation (the "Company") to be voted at the Annual Meeting of the Stockholders of the Company to be held on May 20, 1999, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting of Stockholders will be held at the Georgia International Convention Center, 1902 Sullivan Road, College Park, Georgia 30337, on Thursday, May 20, 1999, at 11:00 a.m. Eastern Daylight Savings Time. This proxy statement and accompanying form of proxy were first sent or given to Stockholders on or about April 13, 1999. The Company's Annual Report for the year ended December 31, 1998, is being sent, concurrently herewith, to each Stockholder of record.

                               ABOUT THE MEETING

What is the purpose of the annual meeting?

       At the Company's annual meeting, Stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of Directors. In addition, the Company's management will report on the performance of the Company during the 1998 year and respond to questions from Stockholders.

Who is entitled to vote?

       Only Stockholders of record at the close of business on the record date, April 1, 1999, are entitled to receive notice of the annual meeting and to vote the shares of Common Stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

       All Stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, may be limited. Admission to the meeting will be on a first-come, first-served basis. Each Stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

       Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

       The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 64,926,864 shares of Common Stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculations of the number of shares considered to be present at the meeting.

How do I vote?

       If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" Stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

       Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

       Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote FOR election of the nominated slate of Directors.

       With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

       Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of Directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether there is a quorum.

       Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. The Company's management knows of no matter to be brought before the meeting other than those mentioned herein. If, however, any other matters properly come before the meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

How will proxies be solicited?

       Proxies will be solicited by mail. Proxies may also be solicited by officers and regular employees of the Company personally or by telephone or facsimile, but such persons will not be specifically compensated for such services. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of Common Stock of the Company. The expense of preparing, assembling, printing, mailing and soliciting proxies will be borne by the Company.


                                STOCK OWNERSHIP

Security Ownership of Management and Certain Beneficial Owners

       The following table sets forth, as of February 28, 1999 (unless otherwise indicated in the footnotes), certain information with respect to the Company's Common Stock owned beneficially by each Director, by each Nominee for election as a Director, by all Executive Officers and Directors as a group and by each person known by the Company to be a beneficial owner of more than 5% of the outstanding Common Stock of the Company. Except as noted in the footnotes, each of the persons listed has sole investment and voting power with respect to the shares of Common Stock included in the table.

                                                    Number of Shares          Percent
Name of Beneficial Owner                         Beneficially Owned (1)   of Ownership (2)
----------------------------------------------   ----------------------   ----------------

Lewis H. Jordan  (3)..........................                4,260,235               6.3%
Robert L. Priddy (4)..........................                3,645,000               5.6%
Robert D. Swenson (5).........................                  673,562               1.0%
Don L. Chapman (6)............................                   85,000                 *
John K. Ellingboe (7).........................                   35,287                 *
Joseph B.  Leonard............................                      ---               ---
All Executive Officers and Directors as a
   group (10 persons) (2)(3)(4)(5)(6)(7)(8)...                8,862,884              12.9%

------------------
*  Less than 1%
(1) Information with respect to beneficial ownership is based upon information furnished by each owner.
(2) The percent of outstanding Common Stock owned is determined by assuming that in each case the person only, or group only, exercised his or its rights to purchase all shares of Common Stock underlying presently exercisable stock options.
(3) Includes options to purchase 3,045,000 shares of Common Stock which are presently exercisable and also includes 50,000 shares owned by a trust under which Mr. Jordan is a beneficiary. Mr. Jordan's address is 610 Wingspread, Peachtree City, Georgia 30269.
(4) Includes options to purchase 645,000 shares of Common Stock which are presently exercisable. Mr. Priddy's address is 9410 Laguna Niguel Drive, #104, Las Vegas, Nevada 89134.
(5) Includes options to purchase 326,667 shares which are presently exercisable. Includes 83,220 shares of Common Stock held by Mr. Swenson's wife and 73,720 shares of Common Stock Mr. Swenson holds as custodian for his minor children.
(6) Includes 69,000 shares of Common Stock owned by a corporation in which Mr. Chapman is an officer and sole stockholder and options to purchase 15,000 shares of Common Stock which are presently exercisable.
(7) Includes options to purchase 13,667 shares which are presently exercisable.

(8) In addition to outstanding shares of Common Stock owned by Executive Officers not named in the table, also included are options to purchase 89,000, 50,000 and 22,500 shares of Common Stock by Thomas Kalil, Jeffrey MacKinney and Robert Zoller, respectively, which are presently exercisable.


                             ELECTION OF DIRECTORS

   The entire Board of Directors of the Company is to be elected for a term of one year and until their successors are elected and qualified. The Company's By-laws provide that there shall be not less than three, nor more than nine, Directors. The Board of Directors has determined that six Directors be elected for the ensuing year. The following persons have been nominated for election to the Board of Directors (all of whom are currently Directors): Don L. Chapman, John K. Ellingboe, Lewis H. Jordan, Joseph B. Leonard, Robert L. Priddy and Robert D. Swenson. It is the intention of the persons named in the accompanying proxy form to vote for the election of all nominees. If for any reason any such nominee is not a candidate when the election occurs, which event is not anticipated, it is the intention of the persons named in the accompanying proxy form to vote for the remaining nominees named and to vote in accordance with their best judgment if any substitute nominees are named.


Identification of Directors and Executive Officers

   The following table contains the name, age and position with the Company of each Executive Officer and Director of the Company. Their respective backgrounds are described following the table.

                            Age                                  Position
                            ---                                  --------
Joseph B.  Leonard           55   Chairman of the Board, President, Chief Executive Officer and Director
Robert L. Fornaro            46   President of Operating Subsidiary
Stephen J. Kolski            58   Senior Vice President - Operations of Operating Subsidiary
Marilyn L. Rogers            51   Senior Vice President - Customer Service of Operating Subsidiary
Richard A. Schroeter         52   Senior Vice President - Finance and Chief Financial Officer
Robert W.  Zoller, Jr.       52   Senior Vice President - Maintenance of Operating Subsidiary
Don L. Chapman               59   Director
John K. Ellingboe            48   Director
Lewis H. Jordan              54   Director
Robert L. Priddy             52   Director
Robert D. Swenson            44   Director

      Joseph B. Leonard joined the Company in January 1999 as Chairman of the Board, President and Chief Executive Officer. From 1993 to 1998, Mr. Leonard served in various executive capacities for AlliedSignal, Inc. and its Aerospace division, last serving as the President and Chief Executive Officer of Marketing, Sales and Service of AlliedSignal Aerospace and Senior Vice President of AlliedSignal, Inc. during 1998. From 1991 to 1993, Mr. Leonard served as Executive Vice President of Northwest Airlines. Prior to that, Mr. Leonard served in various executive positions for Eastern Airlines from 1984 to 1990, as Assistant Vice President, Aircraft Maintenance for American Airlines from 1982 to 1984 and in various maintenance and quality control positions for Northwest Airlines from 1969 to 1982. Mr. Leonard was elected to the Board of Directors pursuant to the terms of his Employment Agreement with the Company.

     Robert L. Fornaro joined the Company in March 1999 as the President of its operating subsidiary. From February 1998 until March 1999, he served as a consultant in the airline industry. From 1992 to February 1998, Mr. Fornaro served as Senior Vice President - Planning for US Airways. Prior to that, he served as Senior Vice President - Marketing Planning at Northwest Airlines from 1988 to 1992.

     Stephen J. Kolski joined the Company in March 1999 as Senior Vice President
- Operations of its operating subsidiary. From 1995 until March 1999, he served as a consultant in the aerospace industry. From 1993 to 1995, he served as a Director, President and Chief Operating Officer of ATX, Inc. From 1990 to
1993, Mr.Kolski served as President and Chief Operating Officer of Continental Express. From 1966 to 1990, Mr. Kolski held various management positions with responsibilities over flight operations, aircraft maintenance and collective bargaining negotiations for National Airlines (1966 to 1980), New York Air which he founded (1980 to 1987) and Eastern Airlines (1987 to 1990).

     Marilyn L. Rogers joined the Company in March 1999 as Senior Vice President
- Customer Service of its operating subsidiary. From 1991 to March 1999, Ms. Rogers worked for Northwest Airlines in various management positions, serving as Vice President - Customer Service - Ground Operations for the Central U.S. Region from 1995 to 1999. Prior to that, Ms. Rogers served in various capacities for Eastern Airlines from 1972 to 1991, her last position being as director of customer service.

     Richard A. Schroeter joined the Company in May 1998 as Senior Vice President - Finance and Chief Financial Officer. Mr. Schroeter was self-employed as an airline consultant from May 1997 to May 1998. From September 1993 until May 1997, Mr. Schroeter served as President of Northwest Aircraft, an affiliate of Northwest Airlines. Prior to that, he served as Vice President and Controller and Vice President and Treasurer of Continental Airlines from 1989 to 1993 and as Vice President and Treasurer of Eastern Airlines from 1987 to 1989.

     Robert W. Zoller, Jr. has been employed by the Company's operating subsidiary since December 1995 as Vice President - Technical Operations and Vice President - Maintenance and has served as Senior Vice President - Maintenance and Engineering since May 1998. From February 1991 to December 1995, Mr. Zoller was employed by American Airlines as Vice President - Operations of AMR Eagle, Inc.

     Don L. Chapman has served as a Director of the Company since 1994. Since December 1998, Mr. Chapman has served as President of S&S Tug, a ground support equipment manufacturer. He served as Chief Executive Officer of that company's predecessor, Tug Manufacturing Company, since he acquired that company in 1977. He also served as Chief Executive Officer of Opti World, Inc., an optical superstore chain, from 1983 (when he founded that Company) until 1995. From July 1991 to November 1992, he served as Chairman of Winkler Products, a plastic cutlery manufacturer. He also serves as a director of Rare Hospitality (since
1992).

     John K. Ellingboe was elected as a Director of the Company in November 1997 pursuant to the terms of the Merger Agreement between the Company and Airways Corporation ("Airways"). He served as a director of Airways from April 1995 until November 1997 when Airways merged into the Company and a director of AirTran Airways from June 1994 until November 1997. Mr. Ellingboe served as a director of Mesaba Holdings, Inc. from September 1990 to September 1995. Since January 1998, Mr. Ellingboe has served as President, Mergers and Acquisitions of NJK Holding Corporation, a private investment company, and since June 1996, Mr. Ellingboe has also been Chief Executive Officer of PMSA

Management Group, LLC, a management consulting firm. From October 1993 to May 1996, he was Senior Vice President, Business Development, General Counsel and Secretary of Fingerhut Companies, Inc. From May 1990 to October 1993, he was Vice President, General Counsel and Secretary of Fingerhut Companies, Inc. Prior to 1990, he was an attorney in private practice.

     Lewis H. Jordan is the founder and principal officer of Wingspread Enterprises, an investment and consulting firm. Mr. Jordan has served as a Director of the Company since June 1993. Mr. Jordan also served as President and Chief Operating Officer of the Company from June 1993 until November 1997. As of November 1996, he resigned his position as President and Chief Operating Officer of the Company's operating subsidiary. He served as President and Chief Operating Officer and as a director of Continental Airlines from August 1991 to March 1993 and served as Executive Vice President of that company from 1986 to August 1991. From 1985 to 1986, he served as President and Chief Operating Officer of Flying Tigers, an air cargo carrier, and was previously employed by Flying Tigers as Executive Vice President and Chief Operating Officer from 1984 to 1985, as Senior Vice President - Operations from 1980 to 1982 and as Vice President - Maintenance and Engineering from 1979 to 1980. From 1982 to 1984, he served as Executive Vice President and Chief Operating Officer of Air Treads, Inc., an aviation tire retreading, wheel and brake company. From 1962 to 1979, he held various positions with Southern Airways, his last position being Assistant Vice President in charge of technical operations. He also serves as a Director of Rare Hospitality (since 1998).

     Robert L. Priddy is an investor and a founder of RMC Capital, LLC, an investment company. Mr. Priddy was employed as the Chairman of the Board and Chief Executive Officer of the Company from its inception until November 1997. He has served as a Director of the Company since he participated in its founding in July 1992. As of November 1996, he resigned his position as Chairman of the Board and Chief Executive Officer of the Company's operating subsidiary. Prior to his involvement with the Company, Mr. Priddy founded Florida Gulf Airlines as a subsidiary of Mesa Airlines, for which he served as president from December 1991 to April 1993. From July 1991 to January 1993, he also served as a director of Mesa Airlines, Inc. From January 1988 to November 1991, he served as President and Chief Executive Officer of Air Midwest, Inc., a regional airline headquartered in Wichita, Kansas, for which he also served as a director from November 1987 to November 1991. From 1979 to 1987, he served as Vice President and Chief Financial Officer of Atlantic Southeast Airlines, Inc. ("ASA"), a regional airline headquartered in Atlanta, Georgia, for which he also served as a director from 1981 to 1987. He was one of three founding shareholders of ASA. From 1966 to 1979, he worked for Southern Airways in various capacities, his last responsibilities being manager of scheduling, pricing and market analysis. He also serves as a director of Accumed International, a medical equipment company, since 1997 and of Datalink Systems Corporation, a wireless communications technology company, since 1998.

     Robert D. Swenson was elected as Chairman of the Board of the Company in November 1997 pursuant to the terms of the merger agreement with Airways and served in such position until January 1999 when Mr. Leonard joined the Company. Mr. Swenson continues to serve as a Director of the Company. He served as Chairman of the Board and Chief Executive Officer of Airways from April 1995 until November 1997 when Airways merged into the Company and he served as Chairman of the Board of AirTran Airways from June 1994 until November 1997. From June 1994 to January 1995, Mr. Swenson was President of AirTran Airways. Mr. Swenson served as Director, President and Chief Executive Officer of Mesaba Holdings, Inc. and its subsidiary, Mesaba Aviation, Inc. from 1981 to 1995 and was Chairman of the Board of Mesaba Holdings, Inc. and Mesaba Aviation, Inc. from 1986 to September 1995. Mr.

Swenson also served as President of Mesaba's predecessor from 1978 until March 1981. Mr. Swenson holds an Airline Transport Pilot certificate with flight instructor privileges and is type rated in the Fokker F-27 aircraft. Mr. Swenson was a member of the Board of Directors of the Regional Airline Association from 1985 through 1988 and served as Treasurer of the Association during 1987 and 1988. He was elected to serve as Vice Chairman of the Board of Directors of the Association for 1992 and was elected Chairman for 1993.

     The merger agreement between Airways Corporation and the Company provided for the Company to select four members of the Board and for Airways to select three members of the Board. Five of the current members of the Board (Messrs. Chapman, Ellingboe, Jordan, Priddy and Swenson) were selected by the respective companies in accordance with the terms of the merger agreement.

Committees of the Board of Directors

     The Company has a standing Audit Committee and Compensation Committee. The Audit Committee consists of Don L. Chapman, Robert L. Priddy and John K. Ellingboe. The Audit Committee met two times during the 1998 fiscal year. The Audit Committee is empowered to: (i) recommend the appointment or removal of the Company's auditors; (ii) review and recommend approval of the scope and results of the independent audit of the Company; (iii) review audit fees; and
(iv) review changes in accounting policies that have a significant effect on the Company's financial reports.

     The Compensation Committee consists of Robert D. Swenson and John K. Ellingboe. Lewis H. Jordan serves as a non-voting member of this committee. Although the Compensation Committee did not meet separately from the entire Board during 1998, it took action by unanimous consent of its members. The Compensation Committee is empowered to: (i) approve compensation levels for each Executive Officer who also serves as a member of the Board of Directors and for any other officer or employee of the Company whose annual base salary is in excess of $100,000; (ii) approve all incentive payments to each Executive Officer who also serves as a member of the Board of Directors; and (iii) undertake administration, upon specific direction of the Board of Directors, of employee benefit plans.

Meetings of the Board of Directors

     The Board of Directors met ten times during the Company's 1998 fiscal year and took action on other occasions by unanimous consent. Each incumbent Director attended at least 75% of the total of all Board and Committee meetings he was entitled to attend during the 1998 year.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's Directors and Executive Officers, and persons who own more than 10% of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it with respect to transactions during 1998, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its Directors, Executive Officers and persons who own more than 10% of the Company's equity securities have been complied with except that the initial beneficial ownership report of Robert W. Zoller, Jr. was filed less than 10 days late.

                            EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table shows, for the fiscal years ended December 31, 1996, December 31, 1997, and December 31, 1998, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for such year, for the Company's Chief Executive Officer and those other Executive Officers with compensation in excess of $100,000 during 1998. Such table also indicates all capacities in which they served.

                          Summary Compensation Table

                                                                                        Long Term
                                                                                      Compensation
                                                  Annual Compensation                    Awards
                                          -------------------------------------       ------------
                                                                       Other                         All
Name and                                                               Annual                       other
Principal                                                              Compen-          Options     Compen-
Position                           Year   Salary ($)   Bonus ($)      sation($)           (#)       sation ($)
-------------                      ---    ---------    --------      ----------        ----------   ----------
D. Joseph Corr, President and      1998    299,241             0              0           None              0
 Chief Executive Officer (1)       1997    253,151             0              0        600,000(2)           0
                                   1996     31,644             0              0        450,000              0
Thomas Kalil                       1998    189,519             0              0           None              0
 Senior Vice President (3)         1997    129,643             0              0        150,000              0
                                   1996    105,480             0              0           None              0
Jeffrey L. MacKinney               1998    129,671             0              0           None              0
 Senior Vice President (4)         1997      9,973             0              0        150,000              0
Robert W. Zoller, Jr.              1998    117,474             0              0           None              0
 Senior Vice President             1997     70,345             0              0         45,000              0
 and Vice President                1996     70,882             0              0          2,500              0
Richard A. Schroeter (5)           1998     97,231             0         20,000        150,000              0

--------------------

(1) Mr. Corr commenced employment with the Company in October 1996, and therefore, the compensation shown for him for 1996 is for the period from his employment commencement date to December 31, 1996. Prior to November 1997, Mr. Corr served as President of the Company's operating subsidiary. Mr. Corr's employment with the Company terminated in January 1999.

(2) Includes the repricing of the 450,000 options granted in 1996.

(3) As of March 1999, Mr. Kalil semi-retired and no longer serves as an Executive Officer of the Company.

(4) Mr. MacKinney commenced employment with the Company in November 1997, and therefore, the compensation shown for him for 1997 is for the period from November 1997 through December 1997. Mr. MacKinney's employment with the Company terminated in March 1999.

(5) Mr. Schroeter commenced employment with the Company in May 1998, and therefore, the salary shown for him is for the period from May 1998 through December 1998. In addition, Mr. Schroeter received a signing bonus reflected as other compensation above.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consists of Robert D. Swenson and John K. Ellingboe, neither of whom are officers or employees of the Company.

Employment Agreements

     Joseph B. Leonard. The Company's employment agreement with Mr. Leonard provides for a three year term expiring on December 31, 2001, and severance pay of $500,000 in the event Mr. Leonard's employment is terminated by the Company without cause. Mr. Leonard's base salary under the employment agreement is $350,000 per year and he may earn a bonus of up to 150% of his base salary each year based on the profitability of the Company during the year. In connection with the execution of the employment agreement, Mr. Leonard was paid a $100,000 signing bonus and was granted 1,500,000 options vesting over a three year period. Under the agreement, Mr. Leonard is also entitled to reimbursement of certain moving expenses.

     Robert L. Priddy. The Company's consulting agreement with Mr. Priddy provides for a compensation of $100,000 per year for the first five years of the agreement and $20,000 per year for the last two years. Mr. Priddy is to provide consulting services to the Company during the seven-year term of his consulting agreement expiring in 2004.

     Lewis H. Jordan. The Company's consulting agreement with Mr. Jordan provides for a compensation of $100,000 per year for the first five years of the agreement and $20,000 per year for the last two years. Mr. Jordan is to provide consulting services to the Company during the seven-year term of his consulting agreement expiring in 2004.

     D. Joseph Corr. The Company's employment agreement with Mr. Corr provided for a three year term expiring in 1999. Mr. Corr's base salary was $300,000 per year. Pursuant to an agreement with the Company, Mr. Corr was paid $300,000 of severance pay upon his departure from the Company in January 1999.

     Richard A. Schroeter. Under an agreement with the Company, Mr. Schroeter will be entitled to one year's base salary upon his termination of employment by the Company without cause.

Option Grants in Last Fiscal Year

     The table below sets forth information regarding all stock options granted in the 1998 fiscal year under the Company's Stock Option Plans to those Executive Officers of the Company named in the Compensation Table above.


                                            % of
                                           Total                  Market
                            Number of     Options                 Price
                            Securities   Granted to              or Fair                   Potential Realized Value at
                            Underlying   Employees                Value                      Assumed Annual Rates of
                             Options     in Fiscal    Exercise   on Date     Expiration     Stock Price Appreciation
                             Granted       Year        Price     of Grant       Date          5%                10%
                             -------       ----       --------   --------    ----------    ------------    ------------
D. Joseph Corr                None
Thomas Kalil                  None
Jeffrey L. MacKinney          None
Robert W. Zoller, Jr.         None
Richard A. Schroeter        150,000        63.8%       $8.125     $8.125      5/11/08         $766,465       $1,942,373

----------------------------

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of the Company's stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values

       The following table shows aggregate exercises of options during 1998 and the values of options held as of December 31, 1998 by those Executive Officers of the Company named in the Compensation Table above.



                                                                          Number of             Value of Unexercised
                                                                       Unexercised Options      In-The-Money Options
                                                                       December 31, 1998 (#)    December 31, 1998 (1)
                             Shares Acquired            Value           Exercisable (E)/        Exercisable (E)/
Name                          on Exercise (#)          Realized         Unexercisable (U)       Unexercisable (U)
---------------------------------------------------------------------------------------------------------------------

D. Joseph Corr                     -                        -                 350,000 E                      None
D. Joseph Corr                     -                        -                 250,000 U                      None
Thomas Kalil                       -                        -                  89,000 E                      None
Thomas Kalil                       -                        -                 116,000 U                      None
Jeffrey L. MacKinney               -                        -                  50,000 E                      None
Jeffrey L. MacKinney               -                        -                 100,000 U                      None
Robert W. Zoller, Jr.              -                        -                  22,000 E                      None
Robert W. Zoller, Jr.              -                        -                  35,500 U                      None
Richard A. Schroeter               -                        -                 150,000 U                      None

--------------------
(1) Amounts shown are based upon the closing sale price for the Company's Common Stock on December 31, 1998, which was $2.625 per share.

Director Compensation

       The Company's outside Directors (Messrs. Chapman, Ellingboe, Jordan, Priddy and Swenson) receive a retainer of $5,000 per quarter plus meeting fees of $1,000 per meeting of the Board of Directors or Committee attended in person and $500 per meeting of the Board of Directors or Committee attended by phone in addition to reimbursement of their expenses in attending meetings of the Board of Directors. In addition, each outside Director is to receive options to purchase 5,000 shares of Common Stock upon the date of the Company's annual stockholders' meeting at the then current stock price, with vesting over three years of service for the Company.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       The compensation of the Company's Executive Officers is determined by the Compensation Committee of the Board of Directors on an annual basis. The Compensation Committee considers all elements of compensation in making its determinations. With respect to those Executive Officers who do not serve on the Company's Board of Directors, the Compensation Committee also considers the recommendations of the Company's President. The principal elements of compensation for the Company's Executive Officers are base salary, cash bonuses and stock incentives and stock options.

       Base Salary. The base salary of the Company's President and Chief Executive Officer during 1998 (D. Joseph Corr) was initially established under his employment agreement which was signed in 1996. The employment agreement established a base salary of $250,000 per year. The entire Board of Directors determined to increase Mr. Corr's base salary to $300,000 for 1998. The initial base salary of $350,000 for the Company's newly elected Chairman of the Board, President and Chief Executive Officer (Joseph B. Leonard) was established pursuant to negotiations of his employment agreement which was signed in January 1999.

       Cash Bonuses. The Company has adopted an Executive Incentive Compensation Plan for 1999 under which Mr. Leonard and other management employees will be entitled to a bonus in 1999 based on the Company's profitability (calculated based on a return on equity) in excess of a base rate equal to the treasury bill rate. Due to the Company's lack of profitability during 1998, no incentive bonuses were paid to the Company's Executive Officers for the year.

       Stock Options. The Company intends to rely heavily on stock options to provide incentive compensation to its Executive Officers and other key employees and to align their interests with those of the Company's Stockholders. In that regard, stock options were granted to the Company's newly hired Chairman of the Board, President and Chief Executive Officer in January 1999 (options to purchase 1,500,000 shares) and to the Company's newly hired Chief Financial Officer in May 1998 (options to purchase 150,000 shares). All of these options are exercisable at fair market value. All of these options will vest over three years. The vesting schedule is designed to encourage employment with the Company throughout the vesting period.

       Submitted by

       COMPENSATION COMMITTEE

       John K. Ellingboe   Robert D. Swenson


       The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                         STOCK PRICE PERFORMANCE GRAPH

       The following stock price performance graph compares the Company's performance to the CRSP Total Return Index for The NASDAQ Stock Market (US) and the Standard & Poors Airlines Index. The stock price performance graph assumes an investment of $100 in the Company and the two indexes, respectively, on June 28, 1994, and further assumes the reinvestment of all dividends. The Standard & Poors Airlines Index includes AMR Corporation, Delta Air Lines, USAir Group and Southwest Airlines. Stock price performance, presented for the period from June 28, 1994 (the date upon which the Common Stock of the Company was first traded) through December 31, 1998 is not necessarily indicative of future results. The June 28, 1994 stock price used for the Company's stock is the initial public offering price.







                                     6/28/94     12/31/94    12/31/95  12/31/96   12/31/97    12/31/98
                                     -------     --------    --------  --------   --------   ---------
AirTran Holdings, Inc.               $100.00     $170.00     $792.00   $206.00    $128.00      $84.00

Standard & Poors Airlines Index      $100.00     $84.08      $122.79   $134.61    $226.57      $219.19

NASDAQ Stock Market Index (US)       $100.00     $107.71     $152.34   $187.33    $229.82      $323.07


       The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             CERTAIN TRANSACTIONS

       During 1998, the Company purchased ground support equipment from Tug Manufacturing Corporation ("Tug") in which Don L. Chapman is an officer and 100% stockholder. The amount of ground support equipment purchased by the Company from Tug was approximately $306,000 during 1998. The business of Tug was sold in December 1998 to S&S Tug of which Mr. Chapman remains an executive officer. The Company intends to continue purchasing such equipment from S&S Tug so long as S&S Tug's equipment meets the Company's quality, price and time of delivery requirements. The Company began to purchase equipment from Tug prior to Mr. Chapman being elected to the Company's Board of Directors and management believes that its purchases from Tug have been at competitive prices and terms.

       In January 1999, the Company entered into a Loan Agreement with Lewis H. Jordan, Robert L. Priddy and the two other founders of the Company under which the four founders have agreed to loan an aggregate of $1,000,000 to the Company on or before April 15, 1999, upon the Company's request after satisfaction of certain conditions related to the proposed settlement of the pending securities class action lawsuit against the Company and various individual defendants, including the founders. Any amounts loaned under this Agreement will bear interest at 10% per annum and will be due in August 1999. If not paid when due, the promissory note will be convertible into Common Stock at the stock's then current market value.

                    RELATIONSHIP WITH INDEPENDENT AUDITORS

       The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the ensuing fiscal year. Ernst & Young LLP has served as the Company's independent auditors since its inception. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                                 OTHER MATTERS

Stockholders' Proposals for Annual Meeting to be held in 2000

       The Company plans to hold its 2000 Annual Meeting of Stockholders during the month of May. Any proposal of a Stockholder intended to be presented at said Annual Meeting of Stockholders must be received by the Company for inclusion in the proxy statement and form of proxy for that meeting no later than December 15, 1999.


Action on Other Matters at the Annual Meeting

       At this time, the Company does not know of any other matters to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this proxy statement. If any other matter comes before the meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

       STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR COOPERATION WILL BE APPRECIATED. YOUR PROXY WILL BE VOTED, WITH RESPECT TO THE MATTERS IDENTIFIED THEREON, IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY.


                             BY ORDER OF THE BOARD OF DIRECTORS,



                             Leslie C. Head
                             Secretary

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 20, 1999
                             AIRTRAN HOLDINGS, INC.

  The undersigned hereby appoints Joseph B. Leonard and Leslie C. Head, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock held of record on April 1, 1999, at the Annual Meeting of the Stockholders to be held on May 20, 1999 at 11:00 A.M. at the Georgia International Convention Center, 1902 Sullivan Road, College Park, Georgia 30337, or any adjournment thereof.
  1. Election of Directors

      FOR ALL NOMINEES listed              WITHHOLD AUTHORITY
      below (except as marked to           to vote for all
      the contrary below). [_]             nominees listed
                                           below. [_]

  (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

        Don L. Chapman             John K. Ellingboe                 Lewis H. Jordan
        Joseph B. Leonard          Robert L. Priddy                  Robert D. Swenson

  2. In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting or adjournment thereof.


  THIS PROXY, DULY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                             AIRTRAN HOLDINGS, INC.

                                     PROXY

The undersigned hereby acknowledges receipt of the Proxy Statement and Notice of Annual Meeting to be held May 20, 1999.

                                             Dated: __________, 1999

                                              (SEAL)

                                              (SEAL)
                                             (Please sign exactly
                                             as your name appears
                                             hereon. If stock is
                                             registered in more
                                             than one name, each
                                             holder should sign.
                                             When signing as an
                                             attorney,
                                             administrator,
                                             executor, guardian or
                                             trustee, please add
                                             your title as such. If
                                             executed by a
                                             corporation, the proxy
                                             should be signed by a
                                             duly authorized
                                             officer).

                                             PLEASE SIGN, DATE AND
                                             PROMPTLY RETURN THIS
                                             PROXY IN THE ENCLOSED
                                             ENVELOPE. NO POSTAGE
                                             IS REQUIRED IF MAILED
                                             IN THE UNITED STATES.

                                                     I PLAN TO ATTEND _________